EXHIBIT 32.1

DIEBOLD, INCORPORATED AND SUBSIDIARIES

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF
2002, 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of Diebold, Incorporated (the “Company”) for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Walden W. O’Dell, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Walden W. O’Dell

Walden W. O’Dell
Chairman of the Board and Chief
Executive Officer (Principal Executive Officer)

February 27, 2004